Registration No. 333-_________

As filed with the Securities and Exchange Commission on January 24, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDERTHE SECURITIES ACT OF 1933

Meridian Interstate Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	20-4652200
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Meridian Street
East Boston, Massachusetts 02128
(Address of Principal Executive Offices)

East Boston Savings Bank 401(k) Plan
(Full Title of the Plan)
Copies to:

Mr. Richard J. Gavegnano	Lawrence M.F. Spaccasi, Esq.
Chairman of the Board and	Luse Gorman Pomerenk & Schick, P.C.
Chief Executive Officer	5335 Wisconsin Ave., N.W., Suite 780
Meridian Interstate Bancorp, Inc.	Washington, DC 20015-2035
10 Meridian Street	(202) 274-2000
East Boston, Massachusetts 02128
(617) 567-1500
(Name, Address and Telephone
Number of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer [ ]	Accelerated filer [x ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [x]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Participation Interests	--- (1)	---	---	---(2)
_________________________
(1)
Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an indeterminate amount of participation interests to be offered or sold pursuant to the East Boston Savings Bank 401(k) Plan (the “Plan”).

(2)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act, no registration fee is required to be paid.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a)           Annual Report on Form 10-K of Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian Interstate Bancorp”) for the year ended December 31, 2011 (Commission File No. 001-33898), filed with the Commission on March 15, 2012, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

b)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred in (a) above; and

c)           The description of the Company’s common stock contained in the Current Report on Form 8-K filed with the Commission on December 28, 2007 (File No. 001-33898).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Sections 8.50-8.59 of the Massachusetts Business Corporation Act authorize a Massachusetts corporation to indemnify its present and former directors and officers under certain conditions. Article 7 of the Company’s bylaws provides that the Company shall indemnify each person who serves or has served as a director or officer at the level of Vice President or above to the fullest extent permitted by applicable law, against expenses (including attorney’s fees), judgments, fines, ERISA excise taxes, penalties, and amounts reasonably paid in settlement incurred in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative, arbitrative or investigative (without regard to whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity for or on behalf of the Company while serving as a director or officer) or any claim, issue or matter therein, which proceeding such director or officer is, or is threatened to be made, a party to or participant in by reason of the fact that he or she is or was one of the Company’s directors or officers or was serving at our request as a director, officer, trustee, or in a similar capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The rights of indemnification continue as to a director or officer after he or she has ceased to be a director or officer and shall inure to the benefit of his or her heirs, estate, executors, administrators and personal representatives. No amendment, termination or repeal of the provisions of Article 7 of the Company’s bylaws or of the relevant provisions of the Massachusetts Business Corporation Act shall affect or deprive a director or officer of the benefit of those by-laws or applicable law with respect to any proceeding arising out of or relating to any actions, transactions or facts occurring prior to such amendment, termination or repeal.

Section 2.02 of the Massachusetts Business Corporation Act authorizes a Massachusetts corporation to adopt a provision in its articles of organization eliminating or limiting the personal liability of directors to the corporation for monetary damages for breach of fiduciary duty as directors, provided that the provision may not eliminate or limit the liability of directors for:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any improper distributions to shareholders under Section 6.40 of the Massachusetts Business Corporation Act; or

•	any transaction from which the director derived an improper personal benefit.

Section 6.5.4 of Meridian Interstate Bancorp’s articles of organization provides that, to the maximum extent permitted by the Massachusetts Business Corporation Act, none of the Company’s directors shall be personally liable to the Company or the Company’s shareholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of Section 6.5.4 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Act is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Act as so amended. A principal effect of Section 6.5.4 is to limit or eliminate the potential liability of the Company’s directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described above.

Section 8.57 of the Massachusetts Business Corporation Act also authorizes a Massachusetts corporation to obtain insurance on behalf of its directors and officers against liability incurred by them in those capacities. The Company procured a directors’ and officers’ liability and company reimbursement liability insurance policy that insures (a) the Company’s directors and officers against losses, above a deductible amount, arising from specified types of claims made against them by reason of enumerated acts done or attempted by the Company’s directors or officers and (b) the Company against losses, above a deductible amount, arising from any of the specified types of claims, but only if the Company is required or permitted to indemnify the Company’s directors or officers for those losses under statutory or common law or under provisions of the Company’s articles of organization or bylaws.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  List of Exhibits

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

23	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-146373) filed by the Company under the Securities Act with the Commission on September 28, 2007, and all amendments or reports filed for the purpose of updating such description.

The undersigned hereby undertakes that East Boston Savings Bank, the wholly-owned subsidiary of the registrant, has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Boston,  Commonwealth of Massachusetts, on January 22, 2013.

MERIDIAN INTERSTATE BANCORP, INC.
By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
Chairman of the Board and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Meridian Interstate Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Richard J. Gavegnano, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard J. Gavegnano may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests offered or sold to the East Boston Savings Bank 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard J. Gavegnano shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Richard J. Gavegnano	Chairman of the Board and Chief Executive Officer	January 22, 2013
Richard J. Gavegnano	(Principal Executive Officer)

/s/ Mark L. Abbate	Senior Vice President, Treasurer and Chief Financial Officer	January 22, 2013
Mark L. Abbate	(Principal Financial and
Accounting Officer)

/s/ Vincent D. Basile	Director	January 22, 2013
Vincent D. Basile

Signatures	Title	Date

/s/ Marilyn A. Censullo	Director	January 22, 2013
Marilyn A. Censullo

/s/ Anna R. DiMaria	Director	January 22, 2013
Anna R. DiMaria

/s/ Richard F. Fernandez	Director	January 22, 2013
Richard F. Fernandez

/s/ Domenic A. Gambardella	Director	January 22, 2013
Domenic A. Gambardella

/s/ Thomas J. Gunning	Director	January 22, 2013
Thomas J. Gunning

/s/ Carl A. LaGreca	Director	January 22, 2013
Carl A. LaGreca

/s/ Edward L. Lynch	Director	January 22, 2013
Edward L. Lynch

/s/ Edward J. Merritt	Director	January 22, 2013
Edward J. Merritt

/s/ Gregory F. Natalucci	Director	January 22, 2013
Gregory F. Natalucci

/s/ James G. Sartori	Director	January 22, 2013
James G. Sartori

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Boston, Commonwealth of Massachusetts, on January 22, 2013.

East Boston Savings Bank 401(k) Plan
By:	/s/ Richard J. Gavegnano
Name: Richard J. Gavegnano
Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

23	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23

24	Power of Attorney	Contained on Signature Page
_________________________
*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-146373) filed by the Company under the Securities Act with the Commission on September 28, 2007, and all amendments or reports filed for the purpose of updating such description.